                                                                     Exhibit 4.2

                 WARRANT

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE PLEDGED, SOLD, OFFERED FOR SALE, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER OR EXEMPTION FROM SUCH ACT AND ALL APPLICABLE STATE SECURITIES LAWS. THE COMPANY MAY REQUIRE AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT THAT A PROPOSED TRANSFER OR SALE IS IN COMPLIANCE WITH THE ACT, EXCEPT THAT NO SUCH OPINION SHALL BE REQUIRED FOR TRANSFERS OR SALES PURSUANT TO REGISTRATION UNDER THE ACT.

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF ARE SUBJECT TO THE TERMS AND PROVISIONS OF A VALUE PARTICIPATION AGREEMENT (AS SUPPLEMENTED, MODIFIED, AMENDED, OR RESTATED FROM TIME TO TIME, THE "AGREEMENT") DATED MARCH 23, 2000 BETWEEN FORD MOTOR COMPANY ("FORD") AND AMERIGON INCORPORATED (THE "COMPANY") A COPY OF THE AGREEMENT IS AVAILABLE AT THE EXECUTIVE OFFICES OF THE COMPANY.

82,197 Shares of Class A
Common Stock
of the Company                                                    Warrant No. 28

         WARRANT TO PURCHASE CLASS A COMMON STOCK OF
              AMERIGON INCORPORATED

  This is to certify that, in consideration of ten dollars ($10.00) and other valuable consideration, which is hereby acknowledged as received, Ford Motor Company, its successors and registered assigns, is entitled to exercise this Warrant to purchase Eighty Two Thousand One Hundred Ninety Seven (82,197) shares of the Class A Common Stock of Amerigon Incorporated, a California corporation (the "Company"), as the same shall be adjusted from time to time pursuant to the provisions of the Agreement, at any time in accordance with the terms of the Agreement, at a price equal to $2.75 per share and to exercise the other rights, powers, and privileges hereinafter provided, all on the terms and subject to the conditions specified in this Warrant and in the Agreement. This Warrant shall expire on March 23, 2007.

  This Warrant is issued under, and the rights represented hereby are subject to the terms and provisions contained in the Agreement, to all terms and provisions of which the
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registered holder of this Warrant, by acceptance of this Warrant, assents.
Reference is hereby made to the Agreement for a more complete statement of the rights and limitations of rights of the registered holder of this Warrant and the rights and duties of the Company under this Warrant. Capitalized terms used but not defined herein have the meanings set forth in the Agreement. A copy of the Agreement is on file at the office of the Company.

  IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed.

Dated as of March 27, 2000.

                   AMERIGON INCORPORATED


                   By: /s/ Richard Weisbart
                                             ---------------------------------
                     Its: PRESIDENT & CEO
                                                  ----------------------------


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

               ASSIGNMENT FORM

  FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of shares of Class A Common Stock set forth below:

  No. of Shares                            Name and Address of Assignee
      -------------                            ----------------------------


and does hereby irrevocably constitute and appoint as attorney
___________________ to register such transfer on the books of ________________
maintained for the purpose, with full power of substitution in the premises.

  Dated:_______________, 200_.


                                         -------------------------------------
                   By:
                                             ---------------------------------
                     Name:
                                                   ---------------------------
                     Title:
                                                   ---------------------------


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

               SUBSCRIPTION FORM

        (To be executed only upon exercise of Warrant)

  The undersigned registered owner of this Warrant irrevocably exercises this Warrant for and purchases __________ of the number of shares of Class A Common Stock of Amerigon Incorporated, purchasable with this Warrant, and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to _____________________ whose address is ____________________, and if such shares of Common Stock do not include all of the shares of Common Stock issuable as provided in this Warrant, that a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable thereunder to be delivered to the undersigned.

  The undersigned represents that such shares of Class A Common Stock acquired pursuant to exercise of this Warrant will not be sold other than in compliance with applicable securities laws.

  Dated:_______________, 200_.


                                         -------------------------------------
                   By:
                                             ---------------------------------
                     Name:
                                                   ---------------------------
                     Title:
                                                   ---------------------------

                   Address:
                                                  ----------------------------

                                             ---------------------------------


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